Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Peoples Bancorporation, Inc. and Subsidiaries

We consent to the incorporation by reference in Registration Statement No. 333-121156, No. 333-121157, No. 333-121158 and No. 333-145470 on Form S-8 of Peoples Bancorporation, Inc. and Subsidiaries of our report dated March 1, 2012, relating to our audit of the consolidated financial statements, which appear in this Annual Report on Form 10-K of Peoples Bancorporation, Inc. and Subsidiaries for the year ended December 31, 2011.

/s/ Elliott Davis, LLC

Greenville, South Carolina
March 1, 2012